UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

August 4, 2004

(Date of earliest event reported)

INTEGRATED CIRCUIT SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	0-19299	23-2000174
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

2435 Boulevard of the Generals Norristown, Pennsylvania	19403
(Address of principal executive offices)	(Zip Code)

(610) 630-5300

(Registrant’s telephone number including area code)

Not Applicable

(Former name former address and former fiscal year,

if changed since last report)

Item 12. DISCLOSURE OF RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On August 4, 2004, Integrated Circuit Systems, Inc. issued a press release and held a broadly accessible conference call to discuss its financial results for the fourth fiscal quarter ended July 3, 2004. A copy of the press release is attached hereto as Annex 1 and is incorporated by reference into this Item 12. Annex 2 attached hereto and incorporated by reference into this Item 12 sets forth certain financial information discussed on the conference call that was not included in the press release. The disclosure in this Current Report, including the exhibits hereto, of any financial information shall not constitute an admission that such information is material.

The information in this Current Report is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in the Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 9, 2004	INTEGRATED CIRCUIT SYSTEMS, INC.

	By:	/s/ Justine F. Lien
Justine F. Lien
Vice President and CFO

ANNEX 1

Integrated Circuit Systems, Inc.

Corporate Headquarters

2435 Boulevard of the Generals

Norristown, PA 19403

Phone: 610-630-5300

Fax: 610-630-5399

Web Site: http://www.icst.com

Company Contact:

Justine Lien, CFO

Integrated Circuit Systems, Inc.

610-630-5300

INTEGRATED CIRCUIT SYSTEMS, INC. ANNOUNCES FISCAL 2004

FOURTH QUARTER AND FULL YEAR RESULTS

Revenue Growth 3% Sequentially; Gross Margin over 60%

Norristown, PA – August 4, 2004 – Integrated Circuit Systems, Inc. (NASDAQ: ICST) today announced financial results for the fourth quarter of fiscal 2004, ending on July 3, 2004. Revenues for the quarter were $69.5 million, up 3% from the previous quarter because of growth from digital consumer and communication products, and up 14% from the same period a year ago. Gross margin was 60.5% of revenue, the same as last quarter.

($millions, except EPS)

	Q4FY 2004	Q4FY 2003	Y-Y Growth	Q3FY 2004	Q-Q Growth
Revenue	$69.5	$61.1	13.8%	$67.8	2.5%
Gross Margin	$42.0	$37.2	13.1%	$41.0	2.4%
Operating Income	$21.7	$18.0	20.9%	$21.5	0.9%
Fully Diluted EPS	$0.33	$0.23	43.5%	$0.26	26.9%

Revenues into communications and digital consumer end markets were strongly up from the previous quarter, but were partially offset by a seasonal decline in PC revenue.

Revenues

	Q4FY2004 % of Revenue	Q4FY2003 % of Revenue	Y-Y Growth	Q3FY2004 % of Revenue	Q-Q Growth
PC	39%	44%	0%	42%	-5%
Digital Consumer	15%	16%	8%	13%	16%
Communications	38%	30%	45%	37%	5%
Military	8%	10%	-8%	8%	8%

The company sustained investment in research and development at over 15% of revenue during the quarter. Operating income for the quarter was 31% compared to 29% for the June quarter a year ago. Reflecting sharply reduced tax during the quarter, net income was $24 million or $0.33 per share.

As normal during the June ending quarter, shipments were heavier toward the end of the quarter, causing accounts receivable to grow, and days sales outstanding were at 58 days for the quarter. The Company ended the quarter with a cash and investment balance of over $200 million, after repurchasing 360,000 treasury shares for $8.7 million.

Hock Tan, President and CEO commented, “Our strong growth in communications products over the past year reflected an expansion in demand for our timing products from server memory modules and enterprise networks. During this period we have also invested considerable resources to position our products very well in emerging digital consumer applications like digital television, games consoles, and digital cameras. This has begun to show encouraging returns and we expect these two segments to drive our growth over the upcoming fiscal year.

($million, except EPS)

	FY2004	FY2003	Y-Y Growth
Revenue	$272.1	$241.8	13%
Gross Margin	$163.4	$144.1	13%
Operating Income	$84.8	$70.1	21%
Fully Diluted EPS	$1.08	$0.87	24%

The Company reported revenues of $272 million for fiscal 2004 compared to $242 million in the prior year. Gross margin for the year was 60.0% versus 59.6% last fiscal year as the product mix shifted towards higher margin markets. Earnings per share for fiscal 2004 on a fully diluted basis were $1.08 compared to $0.87 during fiscal 2003.

Fourth Quarter Fiscal 2004 Conference Call

ICS will host a conference call to discuss the earnings results for the fourth quarter of fiscal year 2004 at 9:00 AM eastern time August 4, 2004. The company will also discuss its strategic direction and market conditions. Any interested parties are invited to listen to the conference call by dialing (877) 405-3430 or (706) 634-6397 for international callers; conference ID 8214746. The call will also be broadcast via the Internet and can be accessed from ICS’s corporate website at www.icst.com.

About ICS

Integrated Circuit Systems, Inc. is a leader in the design, development and marketing of silicon timing devices for communications, networking, computing and digital multimedia applications. The Company is headquartered in Norristown, PA, with key facilities in San Jose, CA; Tempe, AZ; Worcester, MA and Singapore.

Statements included in this release, to the extent they are forward looking, involve a number of risks and uncertainties related to competitive factors, technological developments and market demand. Further information on these and other potential factors that could affect the Company’s financial results can be found in the Company’s Form 10-K filed on September 12, 2003.

INTEGRATED CIRCUIT SYSTEMS, INC.

CONSOLIDATED OPERATING RESULTS

	Three Months Ended			Twelve Months Ended
(In thousands)	July 03, 2004	March 27, 2004	June 28, 2003	July 03, 2004	June 28, 2003
Revenues	$69,496	$67,794	$61,094	$272,140	$241,762
Cost of sales	27,476	26,745	23,934	108,764	97,665

Gross margin	42,020	41,049	37,160	163,376	144,097

Expenses:

Research and development	10,604	10,426	9,213	40,352	35,006
Selling, general and administrative	9,138	8,290	9,181	35,218	34,957
Deferred compensation	—	243	243	731	1,781
Amortization of intangibles	575	575	575	2,300	2,300

	20,317	19,534	19,212	78,601	74,044

Operating income	21,703	21,515	17,948	84,775	70,053

Other income (expense)	606	511	789	2,241	1,488

Income before income taxes	22,309	22,026	18,737	87,016	71,541

Income taxes	(1,727)	3,480	2,576	8,501	10,465

Net income	$24,036	$18,546	$16,161	$78,515	$61,076

Basic EPS
Net income	$0.34	$0.26	$0.23	$1.12	$0.90

Diluted EPS
Net income	$0.33	$0.26	$0.23	$1.08	$0.87

Weighted Shares
Basic	70,246	70,320	68,968	70,358	67,898
Diluted	71,913	72,215	71,737	72,578	70,564

Capital expenditures	$2,758	$1,371	$3,018	$8,587	$5,722
Depreciation and amortization	$2,144	$1,996	$2,049	$8,436	$8,583

INTEGRATED CIRCUIT SYSTEMS, INC.

CONDENSED CONSOLIDATED BALANCE SHEET

(in thousands, excluding Other Financial Data)	July 03, 2004	June 28, 2003
ASSETS
Current Assets:
Cash and marketable securities	$195,579	$123,038
Accounts receivable, net	45,717	31,501
Inventory, net	18,772	15,822
Deferred & prepaid taxes	24,327	18,925
Other current assets	7,189	11,151

Total current assets	291,584	200,437

Property & equipment, net	19,254	15,749
Long term investments	5,000	32,000
Intangibles	27,842	30,245
Goodwill	35,422	36,573
Other assets, net	62	144

Total assets	$379,164	$315,148

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Current portion of long-term obligations	$82	$10,059
Accounts payable	17,557	10,836
Accrued expenses and other current liabilities	8,518	10,855
Income taxes payable	3,576	—

Total current liabilities	29,733	31,750

Other long term liabilities	13,206	12,575

Total liabilities	42,939	44,325

Shareholders’ Equity:
Common stock	727	713
Additional paid in capital	282,568	258,428
Retained earnings	107,141	28,625
Deferred compensation	—	(731)
Treasury stock	(54,211)	(16,212)

Total shareholders’ equity	336,225	270,823

Total liabilities and shareholder’s equity	$379,164	$315,148

OTHER FINANCIAL DATA:
Days sales outstanding	58	47
Inventory turns	5.2	5.4

ANNEX 2

Integrated Circuit Systems, Inc.

SUPPLEMENTAL FINANCIAL INFORMATION

The following additional financial information was disclosed in our broadly accessible conference call on August 4, 2004:

Business Outlook:

Revenues are expected to be up 3% to 7% in our first quarter of fiscal 2005 in comparison to our fourth quarter of fiscal 2004. Gross margin will be 59.5% to 60.0% for the quarter. Operating expenses are expected to increase due to investments in research and development. We expect fully diluted earnings per share to be $0.26 for the first quarter of fiscal 2005.

Business Update:

Book to bill ratio for the fourth fiscal quarter was about 1 in all major business segments. There are 525,000 shares available for repurchase in the Company’s current buy back program.